UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2023

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230 Lakewood, CO 80228-2039
(Address of principal executive offices)

(720) 458-1124

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Millers Mineral Resource and Tailings Characterization Report

As previously disclosed, American Clean Resources Group, Inc. (“ACRG” or the “Company”) has entered into an agreement to acquire the SMS Group (Sustainable Metal Solutions, LLC and its subsidiaries). As part of the ongoing due diligence process, the Company is filing this Form 8-K to disclose significant findings from a comprehensive investigation of the Millers Mineral Resource, which is owned by ACRG. The Company recognizes the paramount importance of transparency, especially regarding matters that potentially carry significant economic and strategic weight. This disclosure serves to illuminate the intrinsic value of this property and to provide insight into our future operational plans.

Millers Mineral Resource: The NV02 Millers Tailings Final Characterization Report (the “Report”) was prepared by Doug Charlton, a qualified person that is a specialist in the fields of geology, exploration, and mineral property evaluation. The individual, by virtue of his education, experience, and professional association, is considered a Qualified Person (QP) for this Report and is a member in good standing of appropriate professional institutions.

The Report details substantial deposits, including the modern Lurgi tailings, older mill tailings, and the dune sand overlying the older tailings. In total, the Millers Mineral Resource has a contained precious metal value (CMV) of approximately $167,963,550, based on the spot metal prices established in June 2020. The Company is sharing the methodologies used, the phases of work that led to these findings, and the breakdown of the deposits for a more detailed understanding. With this, the Company ais to ensure that our shareholders have a comprehensive understanding of the value, potential, and strategic significance of the Millers Mineral Resource.

The Company engaged in a meticulous exploration of the Millers Mineral Resource, spanning four distinct phases. This process involved extensive drilling, sampling, and assay work, leading to the comprehensive valuation of the resource. The findings are based on current and previous metal spot prices, and Management believes the real potential could be much higher with fluctuating spot prices, especially as global demand for precious metals remains robust. Furthermore, the contained metal value for different sections of the property, such as the Older Mill Tailings (OMT) and Lurgi Mill Tailings (LMT), showcases a diverse mineral presence, leading to more extensive operational opportunities.

ACRG will be undertaking more detailed surveys, lab tests for dry bulk density, and 3-dimensional modeling of lithostratigraphic data from various sources. These initiatives will further refine the current estimates and potentially lead to uncovering more value from the resource. ACRG remains committed to further exploring, leveraging, and extracting value from this resource, while ensuring utmost transparency, sustainability, and adherence to the highest industry standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2023	American Clean Resources Group, Inc.

	By:	/s/ Tawana Bain
Tawana Bain Chief Executive Officer

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